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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
American Standard Companies Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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American Standard Companies Inc.

                      Notice of Annual Meeting
                      of Shareholders and
                      Proxy Statement

                      May 1, 2003
                      American Standard College
                      One Centennial Avenue
                      Piscataway, New Jersey

Corporate Headquarters One Centennial Avenue P.O. Box 6820 Piscataway, NJ 08855-6820 Phone 732.980.6000

Frederic M. Poses
Chairman and
Chief Executive Officer

March 21, 2003

Dear Shareholder:

        I invite you to the Annual Meeting of Shareholders of American Standard Companies Inc. This year's meeting will be held on Thursday, May 1, 2003, at 11:30 A.M. in the American Standard College, One Centennial Avenue, Piscataway, New Jersey.

        Our directors and senior management will attend the meeting, and I will report on our company's recent performance and vision for its future. We will also consider the items of business listed in the attached formal notice of meeting and proxy statement. Our 2002 Annual Report accompanies this proxy statement.

        If you are unable to attend in person, we urge you to participate in the meeting by voting your shares of common stock. You have a choice of voting over the Internet, by telephone or by sending the company a completed proxy by mail. Please refer to the instructions on the enclosed proxy card.

Sincerely,

FREDERIC M. POSES Chairman and Chief Executive Officer

American Standard Companies Inc.

Air Conditioning Systems and Services: Trane®, American Standard®; Bath & Kitchen: American Standard®, Ideal Standard®; Vehicle Control Systems: WABCO®

American Standard Companies Inc.

NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

To the Shareholders of
    AMERICAN STANDARD COMPANIES INC.:

        The Annual Meeting of Shareholders of American Standard Companies Inc. will be held at the American Standard College, One Centennial Avenue, Piscataway, New Jersey, on Thursday, May 1, 2003, at 11:30 A.M. to consider and vote upon the following matters:

  1.
  Election of three Class II Directors with terms expiring at the 2006 Annual Meeting of Shareholders, and

  2.
  Ratification of the appointment of Ernst & Young LLP as independent certified public accountants for the year 2003.

        The Board may also transact any other business as may properly come before the meeting.

        Shareholders of record of the company's common stock as of the close of business on March 10, 2003 are entitled to receive notice of the annual meeting and to vote. Shareholders who hold shares in street name may vote through their brokers, banks or other nominees.

        Your vote is important. In order to assure that we have a quorum for the meeting and that your vote is counted, please promptly return your properly completed proxy to the company. You may submit your proxy by mail or telephone or over the Internet. Instructions for each type of submission are provided on the enclosed proxy voting instruction card. If you prefer to send your proxy by mail, an envelope is enclosed. No postage is required if mailed in the United States.

By order of the Board of Directors,

J. PAUL MCGRATH Senior Vice President, General Counsel and Secretary

Piscataway, New Jersey
March 21, 2003

About the Annual Meeting

        Why have I received these materials?    The Board of Directors is soliciting proxies for use at the Annual Meeting of Shareholders of the company to be held on May 1, 2003. This proxy statement, together with the proxy card and our 2002 Annual Report, is being mailed to shareholders on or about March 21, 2003.

        Who may vote?    You are entitled to vote if our records show you held one or more shares of the company's common stock at the close of business on March 10, 2003, which we refer to as the record date. At that time 71,932,323 shares of common stock were outstanding and entitled to vote. Each share will entitle you to one vote at the annual meeting. For ten days prior to the annual meeting, during normal business hours, a complete list of all shareholders on the record date will be available for examination by any shareholder at the company's offices at One Centennial Avenue, Piscataway, New Jersey 08855. The list of shareholders will also be available at the annual meeting.

        About the proxy statement.    The words "company," "American Standard," "we," "us" and "our" refer to American Standard Companies Inc., a Delaware corporation. We refer to the New York Stock Exchange as the "NYSE". Finally, the words "common stock," "stock" and "shares" refer to the company's common stock, par value $.01 per share, which trades on the NYSE under the symbol ASD.

        How do I vote shares registered in my name?    If you owned shares of common stock in your own name on the record date, then you are a holder of record. This means that you may use the enclosed proxy card to tell the company representatives how to vote your shares. Be sure to sign, date and mail the proxy card in the envelope that we have included with the proxy card. You may also send your instructions over the Internet or by using a toll-free telephone number by following the instructions on the proxy card. If you use the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible. Whether you use the Internet or the telephone, you will need the personalized control number printed on your proxy card. The Internet and telephone voting facilities for shareholders of record will close at 11:59 p.m., Eastern Daylight Time, on April 30, 2003.

        How do I vote shares held by a broker?    If a broker, bank or other nominee holds shares of common stock for your benefit, and the shares are not in your name on the company's stock transfer records, then you are considered a "beneficial owner" of those shares. In that case, your broker, bank or other nominee will send you instructions on how to vote. If you have not heard from the broker, bank or other nominee who holds your stock, please contact them as soon as possible. If you attend the annual meeting in person and want to vote shares beneficially owned by you, you must bring a written proxy from your broker, bank or other nominee that identifies you as the sole representative entitled to vote the shares indicated.

        What if my shares are held through the American Standard Employee Stock Ownership Plan, Savings Plan or 401(k) and Thrift Plan?    If you are a participant in the American Standard Employee Stock Ownership Plan (the ESOP), the American Standard Savings Plan (the Savings Plan) or the American Standard 401(k) and Thrift Plan (the Thrift Plan), you will receive one proxy card for all shares allocated to your ESOP, Savings Plan and Thrift Plan accounts. The proxy card will serve as a voting instruction card for the trustee of the ESOP, the Savings Plan and the Thrift Plan. If you do not vote your shares, the ESOP trustee will vote your ESOP shares in the same proportion as shares for which instructions were received under the ESOP. Similarly, unvoted shares held through the Savings Plan, will be voted by the Savings Plan trustee in the same proportion as shares for which instructions were received under the Savings Plan and unvoted shares in the Thrift Plan will be voted in the same proportion as shares for which instructions were received under the Thrift Plan. Many of our current employees and any former employees holding shares in employee plans who have chosen to do so will receive their proxy card, proxy statement and annual report materials electronically by e-mail.

        What if my shares are held through the American Standard Employee Stock Purchase Plan?    You should vote any shares held in an Employee Stock Purchase Plan account by completing the materials sent to you by your broker for that account.

        How will the company representatives vote for me?    The company representatives are the four people (Frederic M. Poses, G. Peter D'Aloia, J. Paul McGrath and Gary J. Van Domelen) chosen to vote in your place as your proxies at the annual meeting, or anyone else they choose as their substitutes. Whether you vote by proxy card, Internet or telephone, the company representatives will vote your shares as you instruct them. If you do not indicate how you want your shares voted, the company representatives will vote as the Board recommends. If there is an interruption or adjournment of the annual meeting before the agenda is completed, the company representatives may still vote your shares when the meeting resumes. If a broker, bank or other nominee holds your common stock, they will ask you for instructions and instruct the company representatives to vote the shares held by them in accordance with your instructions.

        Can I change my vote after I have returned my proxy card or given instructions over the Internet or telephone?    Yes. After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. Whether or not you vote using a traditional proxy card, through the Internet or by telephone, you may use any of those three methods to change your vote. Accordingly, you may change your vote either by submitting a proxy card prior to or at the annual meeting or by voting again before 11:59 p.m., Eastern Daylight Time, on April 30, 2003, the time at which the Internet and telephone voting facilities close. The later submitted vote will be recorded and the earlier vote revoked.

        Votes required for approval.    Provided that a quorum is present, each nominee director who receives a majority of the votes cast will be elected. The affirmative vote of a majority of shares present or represented and entitled to vote at the annual meeting is required for approval of Proposal 2.

        The effect of abstentions and broker non-votes.    Abstentions are not counted as votes "for" or "against" a proposal, but are counted in determining the number of shares present or represented on a proposal. However, since approval of Proposal 2 requires the affirmative vote of a majority of the shares of common stock present or represented at the annual meeting, abstentions have the same effect as a vote "against" that proposal. Since both of the proposals are considered discretionary, a nominee (e.g., broker) holding shares for a beneficial owner may vote on both proposals even though it has not received voting instructions from the beneficial owner concerning those proposals. For the election of directors, any votes withheld for the election of a director will not be counted for purposes of their election.

        What constitutes a quorum for purposes of the annual meeting?    There is a quorum when the holders of a majority of the company's common stock are present in person or by proxy. Withheld votes for the election of directors and proxies marked as abstentions are treated as present in determining a quorum.

        Who pays for this solicitation?    American Standard pays the cost of soliciting your voting instructions. Employees and agents of the company may solicit proxies by personal interview or by mail, fax, e-mail and telephone. The company does not plan to engage any third-party solicitors in connection with this year's proxy statement. The company reimburses brokers, banks and other nominees for expenses they incur in forwarding copies of this proxy statement and other materials to shareholders and in gathering their voting instructions.

        What happens if other business not discussed in this proxy statement comes before the meeting?    The company does not know of any business to be presented at the annual meeting other than the two proposals in this proxy statement. If other business comes before the meeting and is proper under

Delaware law, the company representatives will use their discretion in casting all of the votes they are entitled to cast.

Board Recommendation on Voting for Proposals

        The Board's recommendation for each proposal is set forth in this proxy statement together with the description of each proposal. In summary, the Board recommends a vote:

  •
  FOR Proposal 1 to elect three Class II Directors; and

  •
  FOR Proposal 2 to ratify the appointment of Ernst & Young LLP as independent certified public accountants for the year 2003.

PROPOSAL 1 — ELECTION OF DIRECTORS

        The company has three classes of directors. The number of directors is split among the three classes as equally as possible. The term of each directorship is three years so that one class of directors is elected each year. All directors are elected for their three-year terms and until their successors are duly elected and qualified.

        On October 3, 2002, the Board of Directors adopted a resolution increasing the maximum number of directors to nine. The vacancies created by the resolution were apportioned to Class I and Class III, so that the number of directors in each class is three. At the same meeting, the Board of Directors elected Steven F. Goldstone as a Class III director. J. Danforth Quayle, who has served on our Board longer than any other current director, has decided not to stand for re-election to the Board of Directors when his term expires at this year's annual meeting. We wish to acknowledge with gratitude Mr. Quayle's many years of dedicated service and many contributions to the company's success. To even out the classes, Mr. Goldstone, who is currently serving as a Class III director, will stand for election with Edward E. Hagenlocker and Frederic M. Poses as a Class II director, with a term expiring in 2006. Assuming that all nominees for directors are elected at the annual meeting, two directors will be serving in each of Classes I and III, and three directors in Class II.

        The Board of Directors has no reason to believe that any of the nominees will not serve if elected. If any nominee should become unavailable to serve as a director, and if the Board designates a substitute nominee, the company representatives named on the proxy card will vote for the substitute nominee designated by the Board unless you submit a proxy instructing them to vote differently. Under the company's amended by-laws, vacancies are filled by the directors.

RECOMMENDATION

        The Board of Directors recommends that shareholders vote FOR Proposal 1, the election of Steven F. Goldstone, Edward E. Hagenlocker and Frederic M. Poses as Class II Directors.

Directors

Nominees

Nominees for Election as Class II Directors — Terms Expiring at 2006 Annual Meeting

Steven F. Goldstone — Age 57
Director since October 2002

        Mr. Goldstone currently manages Silver Spring Group, a private investment firm. From 1995 until his retirement in 2000, Mr. Goldstone was chairman and chief executive officer of RJR Nabisco, Inc. (which was subsequently named Nabisco Group Holdings following the reorganization of RJR Nabisco, Inc.). Prior to joining RJR Nabisco, Inc., Mr. Goldstone was a partner at the Davis Polk & Wardwell law firm in New York City. He is a director of Retail DNA, Inc. and New Castle Hotels, chairman of Ridgefield Senior Center Foundation, vice chairman of the Roundabout Theatre Company (New York City) and a member of the College Board of Overseers at the University of Pennsylvania.

Edward E. Hagenlocker — Age 63
Director since March 2001

        Mr. Hagenlocker was Vice Chairman of Ford Motor Company from 1996 until he retired in 1999 and was Chairman of Visteon Automotive Systems from 1997 to 1999. He served as President of Ford Automotive Operations from 1994 to 1996 and as Chairman of Ford of Europe in 1996. Mr. Hagenlocker was Executive Vice President of North American Automotive Operations from 1993 to 1994 and Vice President—General Manager of Truck Operations from 1986 to 1992. Mr. Hagenlocker is a director of Air Products and Chemicals, Inc., Boise Cascade Corporation and AmeriSource Bergen Corporation.

Frederic M. Poses — Age 60
Director since October 1999

        Mr. Poses has been chairman and chief executive officer of the company since January 2000. Prior to assuming that position, Mr. Poses was president and chief operating officer at AlliedSignal Inc. Previously, he was president of AlliedSignal's Engineered Materials from 1988 to 1998 and served as director of that company from 1997 until 1999. Mr. Poses is a director of Raytheon Company and Centex Corporation.

Directors Continuing in Office

Class I Directors — Terms Expiring at 2005 Annual Meeting

Jared L. Cohon — Age 55
Director since October 1999

        Dr. Cohon was elected president of Carnegie Mellon University in 1997 and was also appointed Professor of Civil and Environmental Engineering and Professor of Engineering and Public Policy. Prior to joining Carnegie Mellon, Dr. Cohon was Dean and Professor of Environmental Systems Analysis in the School of Forestry and Environmental Studies at Yale University. Previously, he was a professor of Geography and Environmental Engineering at Johns Hopkins University, where he also served as Vice Provost for Research from 1986 to 1992, Associate Dean of Engineering from 1983 to 1986, and

Assistant Dean of Engineering from 1981 to 1983. Dr. Cohon was appointed chairman of the Nuclear Waste Technical Review Board by President Clinton in 1997 and served in that capacity until 2002. He also served as Legislative Assistant for Energy and Environment on the staff of U.S. Senator Moynihan from 1977 to 1978. President George W. Bush appointed him in 2002 to serve on his Homeland Security Advisory Council. He is a director of Mellon Financial Services Corporation.

James F. Hardymon — Age 68
Director since May 1999

        Mr. Hardymon was the chairman and chief executive officer of Textron, Inc., a manufacturing and financial services business, from 1993 to 1998 and continued as chairman until his retirement in 1999. Previously, Mr. Hardymon had been chief executive officer since 1992, and president and chief operating officer since 1989. Prior to his affiliation with Textron, he served from 1961 to 1989 in various executive capacities with Emerson Electric Company. Mr. Hardymon is a director of Air Products and Chemicals, Inc., Championship Auto Racing Teams, Inc., Circuit Cities Stores, Inc., Schneider Electric SA and Lexmark International, Inc. Mr. Hardymon is also a member of the Advisory Boards of Investcorp International, Inc. and Proudfoot Consulting Company.

Class III Directors — Terms Expiring at 2004 Annual Meeting

Steven E. Anderson — Age 60
Director since September 1994

        Mr. Anderson serves as an international consultant and trainer to global companies in matters of senior leadership development. Mr. Anderson served as National Partner in Charge-Industries of KPMG Peat Marwick and as a member of that firm's Management Committee from November 1990 until he retired in 1994. He became a partner of the firm in 1977, having joined in 1967. His responsibilities at KPMG Peat Marwick included Partner-in-Charge of the Boston Audit Department and Managing Partner of the Seattle office.

Roger W. Parsons — Age 61
Director since March 1994

        Mr. Parsons was the chief executive officer of Rea Brothers Group PLC, a U.K. investment bank, from 1988 until his retirement when the company was sold in 1999. Prior to assuming that position, Mr. Parsons had a long career in the banking industry in various positions with Citibank, the European Banking Company and Grindlays Bank PLC. He is currently the director of several private companies in the U.K. and Greece.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as independent certified public accountants to examine the consolidated financial statements of the company for the year 2003 upon terms set by the Audit Committee. The Board of Directors recommends that this appointment be ratified by the shareholders. If the appointment of Ernst & Young LLP is not ratified by shareholders, the Audit Committee will give consideration to the appointment of other independent certified public accountants.

        During 2002 and 2001, the company paid Ernst & Young LLP the following amounts for services rendered by them to the company:

        Audit Fees.    For 2002 and 2001, total fees billed to the company for auditing the company's annual financial statements, reviewing financial statements in the company's reports on Form 10-Q and services that are normally provided by the accountant were approximately $4.9 million and $4.0 million, respectively.

        Audit-Related Fees.    For 2002 and 2001, the total fees billed to the company for audit-related services to the company were approximately $800,000 and $600,000, respectively. These fees are principally related to benefit plan audits, mergers and acquisition due diligence and litigation advisory services. 2001 fees also included a limited internal controls review.

        Tax Fees.    For 2002 and 2001, the total fees billed to the company for tax services were approximately $7.5 million and $4.3 million, respectively. These fees include tax compliance, tax planning, tax advice and assistance with tax audits.

        All Other Fees.    For 2002 and 2001, there were no services provided in this category.

        A representative of Ernst & Young LLP will be present at the annual meeting and will have the opportunity to make a statement and will also be available to respond to questions.

RECOMMENDATION

        The Board of Directors recommends that shareholders vote FOR Proposal 2, ratification of independent certified public accountants.

CORPORATE GOVERNANCE AND RELATED MATTERS

Corporate Governance Initiatives

        During the past twelve months, the company has reviewed its corporate governance practices. As part of that review, the Board has adopted a revised Code of Conduct and Ethics; Corporate Governance Principles, including a definition of director independence; and charters of the Audit Committee, the Management Development and Compensation Committee and the Corporate Governance and Nominating Committee. All of these materials are available on the company's web site at www.americanstandard.com. The Audit Committee charter and the definition of director independence are also attached to this proxy statement as Appendix A and Appendix B.

Board of Directors' Meetings and Committees of the Board

        The Board of Directors held five meetings in 2002. All directors attended 75% or more of the combined total number of meetings of the Board of Directors and its committees held in 2002 during the period in which they served as directors or committee members. Our outside directors meet without the Chief Executive Officer present after each Board meeting. Until October 2002, the standing committees of the Board of Directors were the Executive Committee, the Audit Committee and the Management Development and Nominating Committee. At the October 3, 2002, Board meeting, the Board of Directors abolished the Executive Committee, established a Corporate Governance and Nominating Committee and re-designated the Management Development and Nominating Committee as the Management Development and Compensation Committee.

        The Audit Committee.    The members of the Audit Committee are Steven Anderson (Chairman), Steven Goldstone and Edward Hagenlocker, all of whom are independent from the company in accordance with our Corporate Governance Principles. Each member of the Audit Committee is independent as defined in Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act (which requires compliance with Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's Listing Standards). The Audit Committee reviews the scope of internal and independent audits; the company's quarterly and annual financial statements and annual report on Form 10-K; the adequacy of management's implementation of internal controls; the company's accounting policies and procedures and significant changes in accounting policies, and the company's business conduct and ethics policies and practices. In addition, the committee appoints the independent public accountants and reviews their independence and performance and the reasonableness of their fees. The committee also reviews compliance with the company's Code of Conduct and Ethics, major litigation, compliance with environmental standards and the investment performance and funding of the company's retirement plans. The Audit Committee met five times in 2002.

        The Management Development and Compensation Committee.    The members of the Management Development and Compensation Committee are Roger Parsons (Chairman), Jared Cohon, James Hardymon and Dan Quayle. The committee reviews and makes recommendations concerning officers' salaries and employee benefits and administers certain of the company's employee benefit and compensation plans, including the company's incentive compensation and stock incentive plans. The committee also evaluates executive succession plans, the quality of management, and leadership and management development. Prior to October 2002, the committee also considered and recommended to the Board candidates for director. The Management Development and Compensation Committee met five times in 2002.

        The Corporate Governance and Nominating Committee.    The members of the Corporate Governance and Nominating Committee are James Hardymon (Chairman), Steven Goldstone and Dan Quayle. The committee identifies individuals qualified to become members of the Board and recommends to the Board director nominees to be presented at the annual meeting of shareholders and nominees to fill vacancies on the Board. The committee considers and makes recommendations concerning director nominees proposed by shareholders. The committee also develops and recommends to the Board corporate governance principles for the company and processes for Board evaluations. The Corporate Governance and Nominating Committee had its initial meeting in December 2002.

Directors' Fees and Other Arrangements

        Each outside director is paid a fee of $7,500 per calendar quarter and receives $1,000 for attendance at each meeting and reconvened meeting of the Board of Directors or committee of the Board. Committee chairmen are paid an additional $1,000 for their attendance at meetings of the committees they chair. Directors are also reimbursed for reasonable expenses incurred to attend meetings.

        Under the Supplemental Compensation Plan for Outside Directors, a trust account holds shares of common stock for each participating director. The shares are voted by the trustee of the trust on behalf of each participating director in accordance with the director's instructions. Each participating director who became a Board member before March 1996 was awarded 5,819 restricted shares. Persons becoming eligible Board members for the first time after March 1996 are granted restricted shares of common stock equivalent in value to $100,000 based on the closing price of common stock on the last trading day before a Board member's election. In addition, directors will have credited to their plan accounts annually, on the day prior to the annual meeting, 500 shares of common stock. The trust shares do not vest to direct beneficial ownership while the director is in office. Shares held under this plan are as follows: Mr. Anderson, 8,319; Dr. Cohon, 4,123; Mr. Goldstone, 1,522; Mr. Hagenlocker, 2,769; Mr. Hardymon, 3,685; Mr. Parsons, 8,319; and Mr. Quayle, 8,319.

        In March 1999, the company amended its Stock Incentive Plan to make non-employee directors eligible to receive grants of options to purchase shares of common stock on the same terms as options granted to company employees. In 2002, the company adopted, with shareholder approval, the 2002 Omnibus Incentive Plan to replace the Stock Incentive Plan. Under both the Stock Incentive Plan and the Omnibus Incentive Plan, non-employee directors have been granted options to purchase shares of common stock with an exercise price equal to the average of the high and low sale price of the common stock as reported on the NYSE on the date of grant. Options granted through February 2003 are as follows: Messrs. Anderson and Parsons 24,300, options; Mr. Quayle, 20,000; Dr. Cohon and Mr. Hardymon, 19,300 options; Mr. Hagenlocker, 14,300 options; and Mr. Goldstone, 4,300 options, all of which are unexercised.

        In January 2002, the company's Deferred Compensation Plan was amended to permit directors to defer a portion of their fees into a cash account with a fixed annual return or a stock account deemed to be invested in notional shares of the company's common stock. In 2002, Dr. Cohon deferred all of his fees into both the stock account and cash account and Mr. Hagenlocker directed a portion of his fees into the stock account.

Categorical Standards for Board Service and Audit Committee Financial Expert

        The Board of Directors has adopted independence standards for outside directors to serve on the Board of Directors, a copy of which is attached to this proxy statement as Appendix B. Each outside director satisfies the standards set forth on Appendix B.

        Steven E. Anderson, the chairman of the Audit Committee, is an audit committee financial expert as defined by the U.S. Securities and Exchange Commission. Mr. Anderson, as well as each of the company's other outside directors, is independent of management of the company as that term is defined in Item 7(d)(3)(iv) of Schedule 14A of the Securities Exchange Act.

Compensation Committee Interlocks and Insider Participation

        None.

Certain Relationships and Related Party Transactions

        None.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under Section 16 of the Securities Exchange Act, the company's directors, certain of its officers, and beneficial owners of more than 10% of the outstanding common stock are required to file reports with the Securities and Exchange Commission, the NYSE and the company concerning their ownership of and transactions in common stock. Based solely upon the reports and related information furnished to the company, the company believes that all such filing requirements were complied with in a timely manner for 2002, except that Wilfried Delker, an officer, was late in reporting the sale in March 2002 of 12,000 shares of common stock.

REPORT OF THE AUDIT COMMITTEE

         During 2003, the Audit Committee adopted an updated version of its charter, which was approved by the Board of Directors on February 6, 2003. The complete text of the revised charter is attached to this proxy statement as Appendix A and can also be found at the company's web site www.americanstandard.com. The charter reflects the new standards and requirements as a result of the Sarbanes-Oxley Act of 2002 and the recently proposed rules of the New York Stock Exchange.

        The Audit Committee reviews the company's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the committee has reviewed and discussed the audited financial statements in the Annual Report with the company's management and independent auditors.

        Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

        The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the committee has discussed with the independent auditors, the auditors' independence from the company and its management, including the matters in the written disclosures and letter which were received by the committee from the independent auditors, as required by Independence Standard Board No. 1, Independence Discussions with Audit Committees. The Audit Committee has also considered whether the independent auditors' provision of non-audit services to the company is compatible with the auditors' independence.

        The committee discussed with the company's internal and independent auditors the overall scope and plans for their respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the company's internal controls, and the overall quality of the company's financial reporting.

        Based on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                        Members of the Audit Committee:
                        Steven E. Anderson, Chairman
                        Steven F. Goldstone
                        Edward E. Hagenlocker

REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
ON COMPENSATION OF EXECUTIVE OFFICERS OF THE COMPANY

         The company's compensation program for its executive officers is administered and reviewed by the Management Development and Compensation Committee of the Board of Directors. The committee approves compensation objectives and policy for all executives and sets compensation for the company's executive officers, including the Named Officers.

        The committee is made up entirely of independent non-management directors.

Compensation Philosophy

        In determining the total compensation for the company's executive officers, the committee seeks to ensure that rewards are:

  •
  Closely linked to overall company, operating unit and individual performance;

  •
  Closely aligned with shareholder interests and rewards;

  •
  Significantly "at risk" and subject to the achievement of financial goals and other strategic initiatives; and

  •
  Supportive of the company's strategy to attract, develop and retain world-class leaders.

        For purposes of benchmarking market practices on compensation paid to executive officers, the company compares its practices to the practices of a "compensation survey group." Companies were selected for this group primarily because they compete with the company for executive talent and have executive positions similar in breadth, complexity and responsibility to our company. The compensation survey group is a broader, more diverse group of companies than those included in the peer group index in the performance graph on page 13.

        The key elements of the total annual compensation for executive officers are fixed compensation, i.e., base salary and variable compensation that includes annual incentive compensation, stock options and other long-term incentive awards. Our target is total compensation in the upper quartile of the survey group.

Components of Executive Compensation

  Base Salary

        The committee establishes each executive officer's base salary by comparison to competitive market levels for the executive's position and responsibilities, based on the compensation survey group. Where appropriate, salary adjustments are made to reflect performance and market conditions. All salary adjustments for executive officers are reviewed and approved by the committee.

  Annual Incentive Compensation

        Executive officer annual incentive targets are based on competitive market levels of the compensation survey group.

        Annual incentives are based on overall performance against goals established by the committee in advance. Amounts available for incentive awards to the Chairman and Chief Executive Officer and other executive officers will vary depending on segment income. In determining incentive payments to the CEO and other executive officers, the committee considers various factors including corporate, operating unit and individual performance during the preceding calendar year. Each year we establish an operating plan that sets goals for overall corporate and operating unit performance with specific financial and strategic measures. In 2002, these included growth in sales, management net income, earnings per share and free cash flow, as well as individual goals. At year-end, we compare corporate and operating unit performance to these goals in determining the percentage of the established goals attained. The actual bonus amount paid to each participant, including the CEO and executive officers, is based on the committee's qualitative evaluation of corporate or operating unit and individual performance versus target.

        For 2002, performance varied across operating units and incentives were awarded accordingly.

  Long-Term Incentive Compensation Awards

        Executive officer long-term incentive targets are based on competitive market levels of the compensation survey group.

        Executive officers participate in the company's Long-Term Incentive Plan (LTIP) and are eligible for awards under the Stock Incentive Plan and the Omnibus Incentive Plan described below.

        Incentive payments were awarded to executive officers for the 2000-2002 LTIP performance cycle, based upon the achievement of company-wide goals relating to sales growth, earnings per share growth and free cash flow. In addition, the committee considered company performance relative to our peer group, general economic conditions and progress on key strategic initiatives such as materials management and six sigma. Target awards range from 30% to 170% of an executive's average base salary during the period, based upon the individual's position. If minimum performance levels are not reached, no payments are made for the performance cycle. A maximum payment of twice the target award may be made for performance substantially above target levels.

        Performance against the goals for the 2000-2002 performance cycle was substantially below targeted levels and awards were paid accordingly.

        In 1995 the company established an equity-based compensation plan under which the committee awarded stock options and other performance-based awards to the executive officers. During 2002, stock options were granted to each executive officer. The number of options granted was based on market comparisons, the sustained performance of the recipients and their expected impact on future business results.

        In May 2002, shareholders approved the 2002 Omnibus Incentive Plan. Future annual and long-term incentive awards, including stock options and other performance-based awards, will be issued under the Omnibus Incentive Plan.

Compensation of the Chairman and Chief Executive Officer

        Mr. Poses became Chairman and Chief Executive Officer on January 1, 2000, and is paid pursuant to an employment agreement entered into October 13, 1999, as amended on March 17, 2000, and February 7, 2002. This agreement extends through December 31, 2006. The elements of the agreement are described in the section entitled "Executive Compensation — Executive Agreements."

        Mr. Poses' combined base salary and variable pay components are designed to deliver pay at the upper quartile of the compensation survey group and to vary substantially depending on company performance and shareholder value creation. His variable pay plans and associated performance goals provide highly competitive rewards for strong company performance. Mr. Poses reviewed progress on his 2002 goals with the committee and set goals for the coming year with the committee. The committee based 2002 compensation on its assessment of Mr. Poses' achievements in attaining operating goals, improving shareholder returns, developing executive talent, establishing an effective succession plan and positioning the company for continued success.

        The committee awarded Mr. Poses an annual incentive award under the Annual Incentive Plan of $1,400,000 based on performance on sales growth, earnings per share, free cash flow and an assessment of his performance on other strategic goals. This award was below target.

        Under the Long-Term Incentive Plan, Mr. Poses earned and was awarded by the committee $969,000, based on the level of performance attainment for the performance cycle ending December 31, 2002, which was substantially below target. Finally, Mr. Poses was awarded 1,250,000 stock options in February 2002 under his amended and restated employment agreement to cover options that may have otherwise been granted during the remainder of his employment period. A significant portion of the grant does not become exercisable until December 31, 2007, one year after his contract expires.

Compliance with Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986, as amended, prevents a publicly-traded company from taking an income tax deduction for compensation in excess of $1 million to executive officers unless the compensation is paid under a shareholder-approved plan and is based on objective performance criteria. The committee believes that tax deductibility of compensation is an important factor, but not the sole factor, in setting executive compensation policy or in rewarding superior executive performance. Accordingly, the committee generally intends to avoid the loss of a tax deduction due to Section 162(m), but reserves the right to pay amounts which are not deductible in appropriate circumstances.

Executive Development and Succession

        Each year the committee reviews the company's leadership talent development program to ensure good performance and alignment between business strategies and operating plans. The Board of Directors annually reviews the results of the leadership capability and succession process with a focus on the Chairman and Chief Executive Officer and the top business and functional leaders. The committee also monitors an emergency succession plan in the event that one or more executive officers is unexpectedly unable to fulfill his duties.

                        Members of the Management Development
                        and Compensation Committee:
                        Roger W. Parsons, Chairman
                        Jared L. Cohon
                        James F. Hardymon
                        J. Danforth Quayle

PERFORMANCE GRAPH

         The following graph and table compare the cumulative total shareholder return on the company's common stock from December 31, 1997 through December 31, 2002 with the Standard & Poor's 500 Stock Index and the Standard & Poor's Industrials (Building Products) Index, both of which include the company. The table and graph use data supplied by the Compustat Services unit of Standard & Poor's Corporation. Previously, the company had used Standard & Poor's Manufacturing (Diversified Industrials) Index as a comparative index. Standard & Poor's discontinued that index when it reclassified all of its U.S. indexes. The comparisons reflected in the graph and table are not intended to forecast the future performance of the common stock and may not be indicative of such future performance. The graph and table assume an investment of $100 in the common stock and each index on December 31, 1997 and the reinvestment of all dividends.

Total Shareholder Returns

	Dec 97	Dec 98	Dec 99	Dec 00	Dec 01	Dec 02
American Standard Companies Inc.	100.00	93.97	119.74	128.71	178.09	185.69
S&P 500	100.00	128.58	155.63	141.46	124.65	97.10
S&P Industrials (Building Products)	100.00	106.20	83.34	77.50	75.07	69.01

EXECUTIVE COMPENSATION

         Set forth below is information concerning the annual and long-term compensation for 2002, 2001 and 2000 of those persons who were the chief executive officer and the other four most highly compensated executive officers of the company (collectively, the Named Officers) during 2002.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year(1)	Salary(2)	Bonus(3)	Other Annual Compen- sation(4)	Restricted Stock Award($)(5)		Options (#)(6)	LTIP Payouts	All Other Compen- sation(7)
Frederic M. Poses Chairman & Chief Executive Officer	2002 2001 2000	$1,000,000 1,000,000 1,000,000	$1,400,000 1,192,000 2,725,900	$69,614 48,217 99,000	$	— — 11,468,750	1,250,000 250,000 —	$969,000 383,100 521,400	$21,920 20,202 20,202
G. Peter D'Aloia Senior Vice President & Chief Financial Officer	2002 2001 2000	445,833 400,000 366,667	255,000 300,000 280,000	— — —		— — —	50,000 50,000 150,000	308,000 200,000 441,600	19,111 17,106 17,840
J. Paul McGrath Senior Vice President, General Counsel and Secretary	2002 2001 2000	422,916 400,000 383,590	245,000 300,000 280,000	— — —		— — —	50,000 50,000 150,000	302,000 200,000 478,400	19,049 18,072 16,880
Lawrence B. Costello Senior Vice President, Human Resources	2002 2001 2000	364,724 350,000 204,167	215,000 220,000 200,000	— — —		— — —	45,000 45,000 50,000	264,000 200,000 239,200	18,926 16,128 215,747
Marc R. Olivié Senior Vice President, President Global Bath & Kitchen	2002 2001 2000	400,000 266,667 —	160,000 300,000 —	— — —		— — —	50,000 100,000 —	520,000 520,000 —	44,216 168,778 —

(1)
Messrs. Poses and McGrath were first employed by the company in January Mr. D'Aloia in February, and Mr. Costello in June 2000. The company first employed Mr. Olivié in May 2001.

(2)
The amount shown for Mr. Costello in 2002 includes $36,328 receipt of which was deferred pursuant to the company's Deferred Compensation Plan.

(3)
Represents annual bonus earned for the year reported but paid in the subsequent year. The bonus for Mr. Poses in 2000 represents $1,225,900, earned on the basis of achievement of performance criteria under the Annual Incentive Plan and a $1,500,000 special bonus that was deferred.

(4)
The amounts shown in this column include $50,323, $26,558 and $73,783 during 2002, 2001 and 2000, respectively, for personal use of the corporate aircraft for security reasons and $19,291, $21,659 and $25,217 during 2002, 2001 and 2000, respectively, for leased vehicle payments.

(5)
Represents 250,000 shares of restricted stock awarded to Mr. Poses upon commencement of employment as chairman and chief executive officer. Ownership in such shares vests in three equal and consecutive annual installments beginning January 1, 2003.

(6)
Amounts for Mr. Poses in 2002 were issued under his amended and restated employment agreement.

(7)
The amount shown for Mr. Costello in 2000 includes a $200,000 sign-on bonus received upon commencement of employment. The amount shown for Mr. Olivié in 2002 and 2001 includes

  $25,200 and $152,470, respectively, for relocation expenses. In addition, All Other Compensation for 2002 includes the following:

	Premiums for Term Life Insurance	ESOP/Savings Plan Allocations* $
Frederic M. Poses	$3,920	$18,000
G. Peter D'Aloia	1,111	18,000
J. Paul McGrath	1,049	18,000
Lawrence B. Costello	926	18,000
Marc R. Olivié	1,016	18,000

*
Includes matching contributions related to contributions made by Named Officers to the Savings Plan.

Option Grants in Last Fiscal Year

        The following table sets forth information concerning stock options granted in 2002. The table shows the potential value of each grant assuming that the market value of the company's common stock appreciates in the ten years from the date of grant to the date of expiration at annual rates of (a) 5% and (b) 10%, compounded annually. These assumed rates of appreciation have been specified by the Securities and Exchange Commission for illustrative purposes only and are not intended to predict future prices of the company's common stock, which will depend upon various factors, including market conditions and the company's future performance and prospects. The options listed below have an exercise price at the fair market value of the common stock at the date of grant. Except for the grant of options to Mr. Poses, the granted options are exercisable in three equal annual installments beginning one year after the date of the grant. They can be accelerated in the event of a change in control of the company.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	No. of Shares Underlying Options Granted	% of Total Options Granted to Employees in 2002(1)
			Exercise Price ($/Share)	Expiration Date
Name					5%	10%
Frederic M. Poses(2)	1,250,000	55.1%	$59.69	2/7/12	46,931,263	118,932,325
G. Peter D'Aloia	50,000	2.2	59.69	2/7/12	1,877,251	4,757,293
J. Paul McGrath	50,000	2.2	59.69	2/7/12	1,877,251	4,757,293
Lawrence B. Costello	45,000	2.0	59.69	2/7/12	1,689,525	4,281,564
Marc R. Olivié	50,000	2.2	59.69	2/7/12	1,877,251	4,757,293

(1)
In 2002, options were granted covering 2,269,150 shares of common stock.

(2)
For the vesting and exercisabilty of the option grant to Mr. Poses, see the discussion of his employment agreement under the heading "— Executive Agreements — Frederic M. Poses."

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values

        The following table sets forth the number of options and the value of unexercised "in-the-money" options held at December 31, 2002. The value is the difference between the exercise price of all such options held and the closing market price of $71.14 of the shares at December 31, 2002. No options held by the Named Officers were exercised in 2002.

Option Values at 12/31/02
Name	Number of Shares Underlying Unexercised Options at 12/31/02 Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at 12/31/02 Exercisable/ Unexercisable
Frederic M. Poses	1,083,333/1,416,667	$33,979,162/$16,470,838
G. Peter D'Aloia	116,665/133,335	3,548,791/2,711,209
J. Paul McGrath	116,665/133,335	3,096,128/2,484,872
Lawrence B. Costello	48,333/91,667	1,072,208/1,379,192
Marc R. Olivié	33,333/116,667	347,997/1,268,503

Long-Term Incentive Awards in Last Fiscal Year

        The table below shows the contingent target awards established for each Named Officer with respect to Long-Term Incentive Plan awards (LTIP Awards) issued under the 2002 Omnibus Incentive Plan for the 2002-2004 performance period. Amounts available for LTIP Awards to executive officers are contingent upon achievement of segment income goals based on a formula set by the Management Development and Compensation Committee. In determining LTIP Award payments, the committee considers operating plan performance for the period in the area of sales growth, earnings per share and free cash flow, as well as performance relative to the company's peer group, economic conditions and performance of key strategic initiatives.

2002-2004 Long-Term Incentive Award Performance Period

			Estimated Future Payouts Under Non-Stock Price-Based Plan
	Number of Shares, Units or Other Rights	Performance or Other Period Until Maturation Or Payout
Name			Threshold	Target(a)	Maximum
Frederic M. Poses	Cash	1/02-12/04	0	$1,700,000	$4,500,000
G. Peter D'Aloia	Cash	1/02-12/04	0	585,000	$1,615,000
J. Paul McGrath	Cash	1/02-12/04	0	552,500	$1,615,000
Lawrence B. Costello	Cash	1/02-12/04	0	487,500	$1,615,000
Marc R. Olivié	Cash	1/02-12/04	0	520,000	$1,615,000

(a)
Targets listed in the table are estimates using 2002 salary levels. Actual targets are based on a multiple of each participant's average annual base salary during the three-year performance period.

Executive Agreements

        Frederic M. Poses.    Mr. Poses serves as Chairman and Chief Executive Officer of the company. His employment agreement, which was amended as of February 7, 2002, provides for Mr. Poses' employment through December 31, 2006, subject to earlier termination under certain circumstances.

        Mr. Poses will receive a base salary of $1,000,000 per year throughout the period. Annual and long-term incentive compensation will be determined pursuant to the company's annual and long-term incentive programs, except that annual and long-term incentive target awards will not be less than $1,700,000. To recognize his contribution to the organization, the company will make a contribution of not less than $100,000 for each full year of Mr. Poses' employment after 2001 to charitable organizations Mr. Poses designates. The agreement also provides that Mr. Poses is at all times vested in his benefits under the company's Supplemental Retirement Plan and further provides that, so long as Mr. Poses remains in the employ of the company through December 31, 2006, he will not be subject to any actuarial reduction based on age when his benefits under the Supplemental Retirement Plan commence. In addition, Mr. Poses participates in the other benefit plans available generally to the company's corporate officers.

        On February 7, 2002, the company awarded Mr. Poses an option to purchase 1,000,000 shares under the company's Stock Incentive Plan to cover the options that may have otherwise been granted during the employment period. These options will vest and become exercisable as follows: 250,000 options in three approximately equal installments on the first three anniversaries of February 7, 2002, 200,000 options on December 31, 2005 and 300,000 options on December 31, 2006. The remaining 250,000 options will vest on December 31, 2006 and become exercisable on December 31, 2007. The company also awarded Mr. Poses 250,000 options under the company's new 2002 Omnibus Incentive Plan which will vest on December 31, 2006 and become exercisable on December 31, 2007.

        Mr. Poses' employment terminates upon his death or disability. The company retains the right to terminate Mr. Poses' employment with or without cause, subject to satisfaction of its payment obligations under the company's Corporate Officers' Severance Plan. If the company were to terminate Mr. Poses' employment other than for cause, any unvested options awarded upon his original employment with the company will be accelerated to vest on the termination date, and Mr. Poses will be entitled to receive any of the restricted shares awarded on January 1, 2000, upon their originally scheduled vesting dates.

        Mr. Poses' agreement contains provisions relating to protection of the company's confidential information and intellectual property, and for non-solicitation of company employees and non-competition during the employment period and for one year following termination of employment.

        G. Peter D'Aloia.    Mr. D'Aloia serves as Senior Vice President and Chief Financial Officer of the company. Based on an employment agreement entered into on December 3, 1999, Mr. D'Aloia will receive an annual base salary of at least $400,000 and participate in the company's annual and long-term incentive programs. During his first two years of employment, he was entitled to receive an annual incentive award of at least $300,000 and a long-term incentive award of at least $200,000. He also participates in the other benefit plans available generally to the company's corporate officers.

        When he joined the company, Mr. D'Aloia was granted 100,000 stock options with an exercise price equal to the fair market value of the common stock on February 1, 2000, the date his employment began. Additionally, the employment agreement provides that Mr. D'Aloia will receive annually a stock option grant covering not less than 50,000 shares of common stock.

        J. Paul McGrath.    Mr. McGrath serves as Senior Vice President, General Counsel and Secretary of the company. Based on an employment agreement entered into on December 17, 1999, Mr. McGrath will receive an annual base salary of at least $400,000 and participate in the company's annual and long-term incentive programs. During his first two years of employment, he was entitled to receive an annual incentive award of at least $300,000 and a long-term incentive award of at least $200,000. He also participates in the other benefit plans available generally to the company's corporate officers.

        When he joined the company, Mr. McGrath was granted 100,000 stock options with an exercise price equal to the fair market value of the common stock on January 17, 2000, the date his employment began. Additionally, the employment agreement provides that Mr. McGrath will receive annually a stock option grant covering not less than 50,000 shares of common stock.

        Lawrence B. Costello.    Mr. Costello serves as Senior Vice President, Human Resources of the company. Based on an employment agreement entered into on May 1, 2000, Mr. Costello will receive an annual base salary of at least $350,000 and participate in the company's annual and long-term incentive programs. During his first two years of employment, he was entitled to receive an annual incentive award of at least $200,000 and a long-term incentive award of at least $200,000. He also participates in the other benefit plans available generally to the company's corporate officers.

        When he joined the company, Mr. Costello was granted 50,000 stock options, with an exercise price equal to the fair market value of the common stock on June 1, 2000, the date his employment began.

        Marc R. Olivié.    Mr. Olivié serves as Senior Vice President of the company and President of the Global Bath and Kitchen business. Based on an employment agreement entered into on March 2, 2001, Mr. Olivié will receive an annual base salary of at least $400,000 and participate in the company's annual and long-term incentive programs. During his first three years of employment, he is entitled to receive an annual incentive award of at least $300,000 and a long-term incentive award of at least $520,000. In addition, to the extent that the total cash paid plus the value of options exercised (the Total Compensation) is less than $7,000,000 at the end of the three-year period, Mr. Olivié will have the one-time opportunity to receive a cash payment equal to 50% of the difference between the Total Compensation and $7,000,000, provided that he forfeits all granted and unexercised options.

        When he joined the company, Mr. Olivié was granted 100,000 stock options, with an exercise price equal to the fair market value of the common stock on May 1, 2001, the date his employment began. Additionally, the employment agreement provides that Mr. Olivié will receive annually a stock option grant covering approximately 50,000 shares of common stock.

Retirement Plans

        Supplemental Retirement Plan.    The company currently maintains a Supplemental Retirement Plan for its executive officers, including all of the Named Officers.

        The following table shows the annual Supplemental Retirement Plan benefit payable to a participant starting on the normal retirement date (age 65), prior to any offsets, based on years of service and compensation. Upon retirement, a participant in the Supplemental Retirement Plan will receive a single lump sum payment equal to the present value of the total Supplemental Retirement Plan benefit payable over the life expectancy of the retiree, after taking into account the offsets described below. Benefits under the Supplemental Retirement Plan are vested after five years of service or employment through age 65 (except for the CEO whose benefits are currently vested). If a participant dies after his Supplemental Retirement Plan benefits vest but before he receives the benefit, his spouse is entitled to the benefits, but in a reduced amount.

	Years of Service
Highest 3-Year Average Annual Compensation
	5	10	15
$500,000	$100,000	$200,000	$225,000
750,000	150,000	300,000	337,500
1,000,000	200,000	400,000	450,000
1,250,000	250,000	500,000	562,500
1,500,000	300,000	600,000	675,000
1,750,000	350,000	700,000	787,500
2,000,000	400,000	800,000	900,000
2,250,000	450,000	900,000	1,012,500
2,500,000	500,000	1,000,000	1,125,000

        The plan benefit is based on the average annual compensation for the highest three calendar years of the final ten calendar years of employment (not exceeding 60 percent of average annual compensation for such years of service). Compensation used in determining Supplemental Retirement

Plan benefits includes only salary and annual bonus reflected in the Summary Compensation Table. The plan benefit is offset by certain other retirement benefits, including two times the value of the cumulative basic company contributions to the executive officer's ESOP account and Social Security benefits. As of December 31, 2002, the years of credited service under the Supplemental Retirement Plan for the Named Officers are as follows: Mr. Poses, three years; Messrs. Costello, D'Aloia and McGrath, less than three years; and Mr. Olivié, less than two years.

Corporate Officers' Severance Plan

        The Officers' Severance Plan provides that any executive officer whose employment is involuntarily terminated by the company without cause or who leaves the company for good reason will be paid an amount equal to two (three, in the case of the chief executive officer) times the executive officer's annual base salary at the time of termination or departure, plus one (two, in the case of the chief executive officer) times the current Annual Incentive Plan target award, plus a one-time (two, in the case of the chief executive officer) proration of the current Annual Incentive Plan target award. In addition, group life and group medical coverage will be continued for up to 24 months (36 months, in the case of the chief executive officer) following the officer's termination or departure. An additional payment may be required to compensate participants for any excise taxes imposed under the Internal Revenue Code. The Named Officers are participants in the Officers' Severance Plan. The Officers' Severance Plan cannot be amended in a manner that would reduce benefits for two years following a change of control and no amendment will be effective if a change of control occurs within six months following the amendment. Officers who retire at the age of 65 are not eligible for payments under the Officers' Severance Plan.

COMMON STOCK OWNERSHIP OF OFFICERS, DIRECTORS AND
SIGNIFICANT SHAREHOLDERS

         Set forth below is the number of shares of common stock beneficially owned as of February 15, 2003 by each holder of 5% or more of the outstanding common stock, each Named Officer, each director, and all directors and executive officers of the company as a group. Unless otherwise indicated, each beneficial owner had sole voting and investment power with respect to the common stock held as of February 15, 2003 and the address for each of the beneficial owners listed below is c/o American Standard Companies Inc., One Centennial Avenue, Piscataway, New Jersey 08855.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
FMR Corp.(a)	4,709,473	6.5%
Capital Group International, Inc.(b)	4,049,930	5.6%
Frederic M. Poses(c)	1,468,212	2.0%
G. Peter D'Aloia(c)	204,311	*
J. Paul McGrath(c)	208,698	*
Lawrence B. Costello(c)(d)	79,706	*
Marc R. Olivié(c)	51,332	*
Steven E. Anderson(c)	24,775	*
Jared L. Cohon(c)(d)	14,122	*
Steven F. Goldstone(d)	3,522	*
Edward E. Hagenlocker(c)(d)	7,768	*
James F. Hardymon(c)	13,684	*
Roger W. Parsons(c)	23,318	*
J. Danforth Quayle(c)	34,303	*
American Standard Savings Plan (the Savings Plan)(c)	6,734,867	9.3%
American Standard Employee Stock Ownership Plan (the ESOP)(c)	4,608,695	6.4%
All directors and executive officers of the company as a group (17 persons)(c)(d)(e)	2,690,088	3.6%

*
Less than one percent.

(a)
In a Schedule 13GA dated February 14, 2003, FMR Corp., a Massachusetts corporation and parent holding company (FMR), 82 Devonshire Street, Boston, Massachusetts, certain subsidiaries of FMR, and Edward C. Johnson 3rd and Abigail P. Johnson who together with members of their family and trusts for their benefit may be deemed to control FMR, reported dispositive power over all of these shares and voting power over 446,983 of such shares held by FMR and certain of its wholly-owned investment advisors.

(b)
In a Schedule 13GA dated February 10, 2003, Capital Group International, Inc., the parent holding company of a group of investment companies, 11100 Santa Monica Blvd., Los Angeles, CA 90025, reported that it had neither voting nor dispositive power over these shares.

(c)
The business address for the ESOP and the Savings Plan is c/o American Standard Inc., P.O. Box 6820, One Centennial Avenue, Piscataway, New Jersey 08855-6820. Fidelity Management Trust Company is the trustee of both the ESOP and the Savings Plan. The trustee's business address is 300 Puritan Way, Mail Zone-MM3H, Marlborough, Massachusetts 01752-3070.

  The number of shares shown for executive officers in the table above includes shares allocated to their accounts in the ESOP and the Savings Plan. As of February 15, 2003, 14,425 shares in the ESOP and 24,609 shares in the Savings Plan were allocated to all executive officers of the company as a group. The shares allocated to the Named Officers' ESOP accounts as of February 15, 2003 are as follows: Mr. Poses, 378 shares; Mr. D'Aloia, 326 shares; Mr. McGrath, 338 shares; Mr. Costello, 316 shares; and Mr. Olivié, 198 shares. The shares allocated to the Named Officers' Savings Plan accounts as of February 15, 2003 are as follows: Mr. Poses, 762 shares; Mr. D'Aloia, 640 shares; Mr. McGrath, 674 shares; Mr. Costello, 631 shares; and Mr. Olivié, 396 shares.

  The number of shares shown for directors, Named Officers and all current directors and executive officers as a group includes options to purchase shares of common stock currently exercisable or exercisable within 60 days of February 15, 2003, as follows: Mr. Poses, 1,249,999; Mr. D'Aloia, 199,999; Mr. McGrath, 199,999; Mr. Costello, 78,333; Mr. Olivié, 49,999; Mr. Anderson, 14,999; Dr. Cohon, 9,999; Mr. Hagenlocker, 4,999; Mr. Hardymon, 9,999; Mr. Parsons, 14,999; Mr. Quayle, 14,999; and all executive officers and directors as a group, 2,319,338.

(d)
Shares do not include deferred stock units allocated under the company's Deferred Compensation Plan as follows: Dr. Cohon, 302 units; Mr. Costello, 4,767 units; Mr. Goldstone 44 units; and Mr. Hagenlocker, 210 units.

(e)
The number of shares shown in the table does not reflect shares of common stock issued as part of payouts under the Long-Term Incentive Compensation Plan and the 1994-1995 Supplemental Incentive Compensation Plan. These shares are held in an Executive Trust and based on the terms of the LTIP are voted by the trustee. Until termination of employment, a beneficiary of the Executive Trust cannot dispose of shares credited to his account. None of the Named Officers has shares of common stock in the Executive Trust. The shares in Executive Trust accounts for all executive officers as a group total 17,361 shares.

OTHER MATTERS

Shareholder Proposals for the 2004 Annual Meeting

        Proposals for Inclusion in the Proxy Statement.    Under the rules of the SEC, if a shareholder wants to include a proposal in our proxy statement and form of proxy at our 2004 Annual Meeting of Shareholders, the proposal must be received by us at our executive offices located at One Centennial Avenue, Piscataway, New Jersey 08855 no later than November 22, 2003. The proposal should be sent to the attention of the Secretary of the company.

        Proposals to be Offered at an Annual Meeting.    Under our By-laws, and as permitted by the rules of the SEC, certain procedures are provided which a shareholder must follow to nominate persons for election as Directors or to introduce an item of business at an annual meeting if such matter is not intended to be considered for inclusion in the proxy statement. These procedures provide that nominations for Director nominees and/or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing by certified mail to the Secretary of the company at our principal executive office. We must receive the notice of your intention to introduce a nomination or proposed item of business at our 2004 Annual Meeting no later than 50 days in advance of the 2004 Annual Meeting. If less than 50 day's advance notice of the meeting is given, proposals must be received no later than the seventh day following the mailing of the written notice of the shareholder meeting. In addition, nominations for a non-incumbent director must be accompanied by information concerning the proposed nominee, including such information as is required by the company's Amended By-Laws and the proxy rules under the Securities Exchange Act of 1934.

Multiple Shareholders Sharing the Same Address

        We have adopted a procedure approved by the SEC called "householding." Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our annual report and proxy statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

        Shareholders who participate in householding will continue to receive separate proxy cards.

        If you and other shareholders of record participate in householding and wish to receive a separate copy of the 2002 Annual Report or this proxy statement, or if you wish to receive separate copies of future annual reports and/or proxy statements, please contact: Investor Relations Department by telephone at 732-980-6125 or in writing at P.O. Box 6820, One Centennial Avenue, Piscataway, New Jersey 08855-6820.

        If you and other shareholders of record with whom you share an address currently receive multiple copies of annual reports and/or proxy statements, or if you hold stock in more than one account and, in either case, you wish to receive only a single copy of the annual report or proxy statement for your household, please contact our Investor Relations Department at the telephone number or address above.

        If you are a beneficial owner, you can request additional copies of the annual report and proxy statement or you may request householding information from your bank, broker or nominee.

Electronic Access to Proxy Statement and Annual Report

        This proxy statement and the 2002 Annual Report are available on the company's web site at www.americanstandard.com. Instead of receiving paper copies of the annual report and proxy statement in the mail, shareholders can elect to receive an e-mail that will provide an electronic link to these documents. Choosing to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

        Shareholders of Record.    Shareholders of record can choose to receive materials electronically by following the instructions provided if voting over the Internet or by telephone. You can also choose between receiving electronic and paper copies by contacting the Investor Relations Department by telephone at 732-980-6125 or in writing at P.O. Box 6820, One Centennial Avenue, Piscataway, New Jersey 08855-6820.

        If you choose to receive future proxy statements and annual reports over the Internet, you will receive an email next year with instructions containing the Internet address of those materials and the electronic link to the proxy voting site. The election will remain in effect until you write or call the company's Investor Relations Department and tell us otherwise.

        Beneficial Shareholders.    If you hold your shares in a brokerage account, you may also have the ability to receive copies of the annual report and proxy statement electronically. Please check the information provided in the proxy materials sent to you by your bank, broker or other holder of record regarding the availability of electronic delivery.

By order of the Board of Directors,

J. PAUL MCGRATH Senior Vice President, General Counsel and Secretary
March 21, 2003
materials and the electronic link to the proxy voting site. The election will remain in effect until you write or call the company's Investor Relations Department and tell us otherwise.

APPENDIX A

AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

OF AMERICAN STANDARD COMPANIES INC. (THE "COMPANY")
CHARTER

I. PURPOSE

        The primary purpose of the Audit Committee (the "Committee") is to provide assistance to the Board of Directors in fulfilling their oversight responsibilities with respect to:

  a)
  The quality and integrity of the Company's financial statements, financial reporting process and system of internal accounting and financial controls.

  b)
  The Company's compliance with legal and regulatory requirements and ethics policies.

  c)
  The independent auditors' qualifications and independence.

  d)
  The performance of the Company's internal audit function and independent auditors.

        In fulfilling its responsibility, the Committee shall maintain free and open communication between the Committee, the independent auditors, the internal auditors and management of the Company. The Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and shall have authority to engage independent counsel and advisers, as it deems necessary.

II. STRUCTURE AND OPERATIONS

        This Charter governs the operations of the Audit Committee. The Committee shall review the Charter at least annually and recommend any significant changes deemed necessary to the Board of Directors for approval. Specifically the Committee shall:

  a)
  Be comprised of three or more independent Board members each having a working familiarity with basic financial and accounting practices or acquire such familiarity within a reasonable amount of time after their appointment to the Committee. The term independent shall have the meaning set forth in the Company's governance principles.

  b)
  Have at least one member who is an "audit committee financial expert" under the requirements of the Sarbanes-Oxley Act or as defined by the SEC Regulations.

  c)
  Meet at least quarterly and report regularly to the Board of Directors on its activities.

  d)
  Meet separately and periodically with management, the director of internal audit and the independent auditors to review the quarterly and annual financial statements. Require that independent and internal auditors meet privately with the Committee to discuss issues and concerns warranting special attention.

  e)
  Not have any member serve on the Audit Committee of more than three public corporations, including the Company, unless the Board of Directors (i) determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee and (ii) discloses such determination in the annual proxy statement.

III. DUTIES AND RESPONSIBILITIES

        The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board. Management of the Company is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.

        Specifically, with respect to the following topics the Committee shall:

  a)
  Be solely responsible for the appointment, compensation, termination and oversight of the work of the independent auditors.

  b)
  Pre-approve all audit and permitted non-audit services provided by the independent auditors. The Committee may delegate pre-approval authority to a member of the Committee.

  c)
  Instruct the independent auditors to report directly to the Committee.

  d)
  Oversee the work of the independent auditors and review any disagreements between management and the independent auditors regarding audit work or financial reporting.

  e)
  Review at least annually the qualifications, performance and independence of the independent auditors.

  f)
  Annually obtain and review a report from the independent auditors describing their internal quality control procedures and material issues raised by quality, peer, audit firm, government or professional authorities during the past five years and any corrective steps taken to deal with the issues.

  g)
  Annually obtain and review from the independent auditors a listing of all relationships between them and the Company.

  h)
  Establish clear hiring policies for employees and former employees of the independent auditors that meet the U.S. Securities and Exchange Commission regulations and stock exchange listing standards.

  i)
  Review the integrity and adequacy of the Company's internal and external financial reporting processes including management's assessment of the effectiveness of internal controls at the end of the most recent fiscal year and the independent auditors' report on management's findings.

  j)
  Review and concur with management's appointment, termination or replacement of the General Auditor.

  k)
  Review the integrity and adequacy of all critical accounting policies, analyses prepared by management or the independent auditor discussing significant financial reporting issues and judgements in the preparation of the financial statements, major issues regarding accounting principles and financial statement presentations; major issues associated with the adequacy of internal controls to monitor and manage business risk, and corrective measures; and any other material written communications between the independent auditors and management.

  l)
  Review with the independent auditors: (i) any audit or accounting adjustments proposed by the independent auditors but not undertaken by the Company, (ii) any issues presented by the engagement that may impair the independent auditors' effectiveness or difficulties caused by restrictions placed on the scope of activities or access to information, (iii) significant disagreements with management and management's response and (iv) any management or internal control letters issued or proposed by the independent auditors to the Company.

  m)
  Periodically review the effect of new regulatory and accounting initiatives and any off balance sheet structures on the financial statements of the Company.

  n)
  Review with the internal auditors and independent auditors their overall scope and plans for their respective audits, including the adequacy of staffing and compensation.

  o)
  Review with management and the independent auditors the annual audited and quarterly financial statements as well as press releases with respect to earnings.

  p)
  Review the interim financial statements and related disclosures under Management's Discussion and Analysis of Financial Conditions and Results of Operations with management and the independent auditors in each quarterly Form 10-Q. The chair of the Committee may represent the entire Committee for purposes of this review.

  q)
  Review the audited financial statements and related disclosures under Management's Discussion and Analysis of Financial Conditions and Results of Operations with management and the independent auditors prior to the filing of the Annual Report on Form 10-K including the clarity of their disclosures.

  r)
  Review with the Company's legal counsel any legal matters, including but not limited to any violations of laws or regulations or breaches of fiduciary duty or other matters that could have a material impact on the financial statements.

  s)
  Discuss with management and the independent auditors the Company's guidelines and policies for risk assessment and risk management.

  t)
  Establish a procedure to ensure the proper receipt and investigation of confidential or other complaints relating to questionable accounting, internal controls, auditing matters or other financial, accounting or auditing practices.

  u)
  Perform an annual review and evaluation of the Committee and its compliance with this Charter.

  v)
  Prepare any Audit Committee reports required in connection with the annual proxy statement.

  w)
  Provide recommendations to the Board, as the Committee deems appropriate.

  x)
  Maintain minutes and records of the meetings and activities.

  y)
  Review the operation of the Company's pension plans and the policies and actions of the Pension Board, with particular attention to actuarial assumptions, funding policy and investment results.

APPENDIX B

CATEGORICAL STANDARDS FOR BOARD SERVICE

         The following definition of Director Independence was adopted by the Board on February 6, 2003:

        The New York Stock Exchange listing rules define "Independent Director" as a director who has no material relationship with the Company that may interfere with the exercise of the director's independent judgment. To assist the Board in making determinations of director independence for all purposes, including under the securities laws and regulations applicable to the Company, the New York Stock Exchange listing rules and the Company's Corporate Governance Guidelines, the Board hereby adopts the following standards:

1.
In general, the guiding principle of American Standard is that the only money or perquisites received, directly or indirectly, by independent directors or their immediate family members from the Company is the remuneration directly related to the director's service as a director of American Standard.

2.
Without limiting the foregoing, a director shall not qualify as "independent" if any of the following are true.

(i)
The director or an immediate family member is, or within the past five years was, an officer or employee of the Company.

(ii)
The director or an immediate family member is, or within the past five years has been, affiliated with or employed by the Company's auditor or any other entity that, within the past five years, acted as the Company's auditor.

(iii)
The director is, or within the past five years has been, part of an "interlocking directorate": which means (x) an executive officer of the Company served on the compensation committee of another company or organization that concurrently employed the director or an immediate family member or (y) an executive officer of the Company served as a director of another company or organization at the same time that one of the executive officers of the other company was on the compensation committee of the Company.

(iv)
The director has received any compensation from the Company during the most recent fiscal year other than compensation and benefits directly related to his or her Board service.

(v)
At any time in the past three years, the director was a partner in, or a significant shareholder or officer of, any for-profit business to which the Company made, or from which the Company received, payments (other than those arising solely from such entity's investments in the Company's securities) that exceed 5% of the Company's or such business's consolidated gross revenue in any fiscal year.

(vi)
The director or an immediate family member is a director or officer of a tax-exempt organization to which the Company contributed more than 5% of such organization's consolidated gross revenue in the most recent fiscal year (other than matching employee contributions through the Company's matching gifts program).

        For purposes of clauses (i), (ii) and (iii) above, employment of a family member in a non-officer position does not preclude the board from determining that a director is independent.

        For purposes of interpreting these standards, the Board has adopted the following definitions:

        "Company" means the Company and/or any of its subsidiaries.

B-1

        "immediate family member" means the director's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than employees) who shares his or her home.

        "officer" has the meaning specified in Rule 16a-1(f) of the Securities Exchange Act of 1934, or any successor rule, or, for any entity that is not an "issuer" as defined in the Rule, a person who performs functions similar to an "officer" as defined in such rule.

        "significant shareholder" of any entity means a person who is the direct or indirect beneficial owner of more than 10% of the equity interests of the entity.

B-2

[AMERICAN STANDARD COMPANIES LOGO] AMERICAN STANDARD COMPANIES INC. ONE CENTENNIAL AVENUE PISCATAWAY, NJ 08854	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on April 30, 2003. Have your proxy card in hand when you access the Web site. You will be prompted to enter your 12-digit Control Number, which is located below, to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on April 30, 2003. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number, which is located below, and then follow the simple instructions provided.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to American Standard Companies Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by American Standard Companies Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote your shares using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. You may also sign up for electronic delivery by contacting www.investordelivery.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:        ASCPR1            KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY-VOTING CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMERICAN STANDARD COMPANIES INC.

THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1.	Directors' proposal - Election of Class II directors:
	Nominees:	01) Steven F. Goldstone 02) Edward E. Hagenlocker 03) Frederic M. Poses	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's number on the line below.

		For	Against	Abstain
2.	Directors' proposal - Ratification of the appointment of Ernst & Young LLP as independent certified public accountants for 2003.	☐	☐	☐

This proxy, when properly executed, will be voted in the manner directed. If no directions are given on any item, the proxies will be voted in accordance with the Board of Directors' recommendations.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign this proxy and return it promptly, whether or not you plan to attend the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household		Yes ☐	No ☐

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

IMPORTANT NOTICE REGARDING
DELIVERY OF SHAREHOLDER DOCUMENTS

The Securities and Exchange Commission has adopted rules that permit companies to send a single copy of annual reports, proxy statements, prospectuses and other disclosure documents to two or more investors sharing the same address, subject to certain conditions. The "householding" rules will provide greater convenience for investors and cost savings for companies by reducing the number of duplicate documents that investors receive.

Implementation and Consent

Unless we receive contrary instructions, if you have the same last name or are a member of the same family as any other investor who shares the same address, your household will receive only one copy of American Standard Companies Inc.'s annual report, proxy statement and other disclosure documents, although you will receive a separate proxy card for each investor in the household.

Withholding Consent

If you wish to continue receiving separate annual reports and proxy statements for each household account, you must check the appropriate box on the reverse side of this proxy card.

Revoking and Duration of Consent

If you choose to revoke your consent to the householding program at a future date, you may do so by writing to the Investor Relations Department, P.O. Box 6820, One Centennial Avenue, Piscataway, NJ 08855-6820. You may also call us at 732-980-6125 to revoke your consent. We will remove you from the householding program within 30 days of receipt of your revocation of your consent. If we do not receive instructions to remove your account from this service, your account will continue to be "householded" until we notify you otherwise. However, if at any time you would like a separate copy of the annual report or proxy statement, please write or call us at the address or phone number shown above, and we will deliver it promptly.

American Standard Companies Inc. encourages your participation in this program. It not only allows us to reduce costs, but is more environmentally friendly by reducing the unnecessary use of materials.

March 21, 2003

AMERICAN STANDARD COMPANIES INC.
ANNUAL MEETING OF SHAREHOLDERS
MAY 1, 2003

This proxy-voting instruction card is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on May 1, 2003.

The undersigned hereby appoints Frederic M. Poses, G. Peter D'Aloia, J. Paul McGrath and Gary J. Van Domelen, and each of them, proxies, with full power of substitution, to vote all of the undersigned's shares of American Standard Companies Inc. Common Stock (Common Stock) at the Annual Meeting of Shareholders to be held on Thursday, May 1, 2003, at 11:30 a.m. (EDT) at The American Standard College, Third Floor, One Centennial Avenue, Piscataway, New Jersey, and at any adjournments or postponements thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card. The shares of Common Stock you beneficially own will be voted as you specify. If no directions are given, the proxies will vote for Proposals 1 and 2. The proxies, in their discretion, are further authorized to vote (i) for the election of a person to the Board of Directors if any nominee named herein becomes unable or unwilling to serve, and (ii) on any other matter that may properly come before the meeting.

If shares of Common Stock are issued to or held for the account of the undersigned in the Employee Stock Ownership Plan (ESOP), the Savings Plan (Savings Plan) or the 401(k) and Thrift Plan (Thrift Plan) or any officer or director trust (Trust), the undersigned hereby directs the respective fiduciary of the ESOP, Savings Plan, Thrift Plan and each Trust to vote all shares of Common Stock in the undersigned's name and/or account thereunder in accordance with the instructions given herein at the Annual Meeting and any adjournment or postponement thereof on all matters properly coming before the Annual Meeting, including but not limited to the matters on the reverse side hereof.

Your vote for the election of Directors should be indicated on the reverse side of this proxy card. Nominees for Class II Directors (to serve until the 2006 Annual Meeting) are: Steven F. Goldstone, Edward E. Hagenlocker and Frederic M. Poses. Your vote on the ratification of auditors should also be indicated on the reverse.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY TELEPHONE, OR INTERNET, OR SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO ADP, 51 MERCEDES WAY, EDGEWOOD, NY 11717, SO THAT YOUR SHARES CAN BE REPRESENTED AT THE MEETING.

(continued on reverse side)

QuickLinks

American Standard Companies Inc. NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
TABLE OF CONTENTS
PROPOSAL 1 — ELECTION OF DIRECTORS
Directors
Nominees for Election as Class II Directors — Terms Expiring at 2006 Annual Meeting
Class I Directors — Terms Expiring at 2005 Annual Meeting
Class III Directors — Terms Expiring at 2004 Annual Meeting
PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
CORPORATE GOVERNANCE AND RELATED MATTERS
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE ON COMPENSATION OF EXECUTIVE OFFICERS OF THE COMPANY
PERFORMANCE GRAPH
EXECUTIVE COMPENSATION
2002-2004 Long-Term Incentive Award Performance Period
COMMON STOCK OWNERSHIP OF OFFICERS, DIRECTORS AND SIGNIFICANT SHAREHOLDERS
OTHER MATTERS
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF AMERICAN STANDARD COMPANIES INC. (THE "COMPANY") CHARTER
I. PURPOSE
II. STRUCTURE AND OPERATIONS
III. DUTIES AND RESPONSIBILITIES
CATEGORICAL STANDARDS FOR BOARD SERVICE